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                                                                   Exhibit 10.39

                     Amendment to Stock Option Agreements
                                    Between
                      Health Management Associates, Inc.
                                      And
                               William J. Schoen

          This Amendment to Stock Option Agreements (this "Amendment") between Health Management Associates, Inc. (the "Company") and William J. Schoen ("Schoen") is made as of December 5, 2000.

          WHEREAS, as an administrative convenience, the Company and Schoen desire to amend certain Stock Option Agreements between the Company and Schoen in the manner set forth herein.

          NOW, THEREFORE, in consideration of the payment by Schoen to the Company of $10 and for other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1. Each of the following Stock Option Agreements between the Company and Schoen are hereby amended to allow Schoen to transfer some or all of the options granted thereunder to a trust of which Schoen is the sole lifetime trustee and sole lifetime beneficiary:
               a. Stock Option Agreement granting options to purchase 2,543,645 shares of the Company's Class A Common Stock at $2.85 per share, expiring on December 14, 2002.
               b. Stock Option Agreement granting options to purchase 2,025,000 shares of the Company's Class A Common Stock at $5.16 per share, expiring on May 17, 2005.
               c. Stock Option Agreement granting options to purchase 675,000 shares of the Company's Class A Common Stock at $10.33 per share, expiring on May 20, 2006.
               d. Stock Option Agreement granting options to purchase 4,500,000 shares of the Company's Class A Common Stock at $12.72 per share, expiring on May 11, 2007.
               e. Stock Option Agreement granting options to purchase 1,000,000 shares of the Company's Class A Common Stock at $13.00 per share, expiring on May 27, 2009.
               f. Stock Option Agreement granting options to purchase 1,000,000 shares of the Company's Class A Common Stock at $12.125 per share, expiring on May 25, 2010.

               2. Each of the Company and Schoen agree to take all actions and execute all documents which are determined by the other party to be reasonably necessary to effect the intent and purpose of this Amendment.

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               3.  No other provisions of any of the above referenced Stock
Option Agreements shall be modified as a result of this Amendment.

               IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                             Health Management Associates, Inc.


                             By:   /s/ Timothy R. Parry
                                   ---------------------------------------------
                                   Name:    Timothy R. Parry
                                   Title:   Vice President, General Counsel
                                            and Corporate Secretary

                             William J. Schoen:


                                /s/ William J. Schoen
                             ---------------------------


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